Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Vsee Health, Inc ((formerly known as Digital Healthcare Acquisition Corp.) (“DHAC”)) (“VSee”, the “Company” or the “Combined Company”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of DHAC and VSee and iDoc adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus/consent solicitation.

The historical financial information of DHAC was derived from the audited financial statements of DHAC as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, and the unaudited financial statements as of March 31, 2024 and 2023 included elsewhere in this Form 8-K. The historical financial information of VSee was derived from the audited financial statements of VSee as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 and the unaudited financial statements as of March 31, 2024 and 2023, included elsewhere in this Form 8-K. The historical financial information of iDoc was derived from the audited financial statements of iDoc as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 and the unaudited financial statements as of March 31, 2024 and 2023, included elsewhere in this Form 8-K.

This information should be read together with DHAC’s and VSee and iDoc’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DHAC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of VSee,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of iDoc” and other financial information included elsewhere in this proxy statement/prospectus/consent solicitation.

Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization with VSee as the accounting acquirer and DHAC and iDoc as the accounting acquirees. Accordingly for accounting purposes, the Business combination will be treated as the equivalent of VSee issuing stock for the net assets of DHAC, accompanied by a recapitalization. The net assets of DHAC will be stated as historical cost with no goodwill or other intangible assets recorded. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination.

As VSee is determined to be the accounting acquirer in the Business Combination, the acquisition of iDoc will be treated as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), and will be accounted for using the acquisition method of accounting. The consideration transferred to acquire iDoc will be allocated to the assets acquired and liabilities assumed based on the estimated acquisition-date fair values. The excess of consideration transferred to effect the acquisition over the fair values of assets acquired and liabilities assumed will be recorded as goodwill. Transaction costs will be expensed as if the Business Combination had occurred on January 1, 2023.

The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC Topic 810, Consolidation (“ASC 810”). In all redemption scenarios, VSee has been determined to be the accounting acquirer based on evaluation of the following factors:

•	VSee’s stockholders will have the most significant voting interest post business combination under both the No Redemption and Maximum Redemption scenarios.
•	VSee’s Chief Executive Officer will remain as Chief Executive officer post the business combination.
•	VSee’s telehealth software platform has more notoriety. As such the post business combination name will be VSee Health, Inc.

•	VSee will obtain the benefit of the merger post business combination, as its growth potential will be expanded with the addition of iDoc and its access to capital will be expanded with the addition of DHAC.
•	VSee’s telehealth software platform along with its historical revenue stream management determined at the time of entering into the initial business combination agreement that VSee was the more significant entity under the relative size consideration.
•	Although iDoc has a greater asset holding as of December 31, 2022 compared to VSee and DHAC, this is as a result of current year growth and the addition of Encompass Medical Billing LLC acquisition which occurred in early 2022.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 assumes that the Business Combination and related transactions occurred on March 31, 2024. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 and for the years ended December 31, 2023 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2023. DHAC and VSee and iDoc have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined and financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Description of the Business Combination

On June 15, 2022, DHAC executed the Original Business Combination Agreement with Merger Sub I, Merger Sub II, VSee and iDoc with respect to the Business Combination. On August 9, 2022, DHAC, Merger Sub I, Merger Sub II, VSee and iDoc entered into the First Amended and Restated Business Combination Agreement to provide for the concurrent execution of financing documents for a PIPE consisting of convertible notes and warrants and delivery of Cassel Salpeter’s opinion to the Board. On October 6, 2022, DHAC, Merger Sub I, Merger Sub II, VSee and iDoc entered into the Second Amended and Restated Business Combination Agreement to make the consideration payable to VSee and iDoc stockholders 100% Common Stock and to provide for the concurrent execution of revised PIPE financing documents, which provided for the purchase of shares of preferred stock and warrants in connection with the closing of the Business Combination. On November 3, 2022 the parties entered into a First Amendment to the Second Amended and Restated Business Combination Agreement to remove a closing condition that DHAC have at least $10 million in cash proceeds from the transactions at closing. On July 11, 2023, each of the PIPE investors provided notice to the Company that since certain closing condition was not met, PIPE financing was terminated. On November 21, 2023, DHAC, Merger Sub I, Merger Sub II, VSee and iDoc entered into the Third Amended and Restated Business Combination Agreement to, among other things, provide for the removal of the PIPE financing and the concurrent execution of the Additional Bridge Financing, the Exchange Financing, the Quantum Financing, the Equity Financing and the Loan Conversions. On February 13, 2024, the parties entered into a First Amendment to the Third Amended and Restated Business Combination Agreement to provide that the Assumed Notes would be assumed by DHAC and converted into DHAC Common Stock following the closing instead of being converted into class B common stock of VSee and iDoc prior to the closing. On April 17, 2024, the parties entered into a Second Amendment to the Third Amended and Restated Business Combination Agreement to extend the termination date therein to June 30, 2024. On June 24, 2024 the parties closed on the proposed Business Combination.

The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined and consolidated financial statements:

•	the consummation of the Business Combination and reclassification of cash held in DHAC’s Trust Account to cash and cash equivalents, net of redemptions (see below); and
•	the accounting for certain offering costs and transaction costs incurred by both DHAC and VSee and iDoc.
•	the accounting for certain financing arrangements which were entered into and agreed upon on November 21, 2023 as further disclosed below.

The unaudited pro forma condensed combined and consolidated financial information has been prepared using actual redemptions and the result of the closing which occurred on June 24, 2024.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 5,246,354 combined company shares to be issued to VSee shareholders, 4,950,000 combined company shares to be issued to iDoc shareholders, 437,000 combined company shares issued to settle the DHAC Deferred Underwriting Fee issued to Underwriters, 600,000 shares issued to Bridge Investor for the balance of the VSee and IDoc Bridge Note, 35,000 combined company shares issued to DHAC sponsor to settle certain indebtedness, 436,300 combined company shares issued to Sponsor affiliates, VSee and IDoc lenders to settled certain indebtedness.

Assuming a $10.00 conversion price of each of the Series A Preferred Stock and the Convertible Notes:

Sponsor(1)(2)(4)	2,665,250	16.7%
Sponsor affiliates(2)(3)	936,300	5.9%
Current Management, Board and Advisors	301,750	1.9%
Public Stockholders whose shares are subject to redemption(6)	114,966	0.7%
VSee	5,246,354	32.9%
iDoc	4,950,000	31.1%
AGP(5)	437,000	2.7%
Bridge Investor(4)(5)(7)	950,375	6.0%
Quantum Investor(3)(4)	300,000	1.9%
Other Stockholders(8)	27,000	0.2%

Assuming a $5.00 conversion price of each of the Series A Preferred Stock and the Convertible Notes (except for the Equity Purchase Note, which converts at a fixed $10.00 conversion price):

Sponsor(1)(2)(4)	2,700,250	15.8%
Sponsor affiliates(2)(3)	1,080,100	6.3%
Current Management, Board and Advisors	301,750	1.8%
Public Stockholders whose shares are subject to redemption(6)	114,966	0.7%
VSee	5,246,354	30.7%
iDoc	4,950,000	28.9%
AGP(5)	874,000	5.1%
Bridge Investor(4)(5)(7)	1,220,749	7.1%
Quantum Investor(3)(4)	600,000	3.5%
Other Stockholders(8)	27,000	0.2%

Assuming a $2.00 conversion price of each of the Series A Preferred Stock and the Convertible Notes (except for the Equity Purchase Note, which converts at a fixed $10.00 conversion price):

Sponsor(1)(2)(4)	2,805,250	13.6%
Sponsor affiliates(2)(3)	1,511,500	7.3%
Current Management, Board and Advisors	301,750	1.5%
Public Stockholders whose shares are subject to redemption(6)	114,966	0.6%
VSee	5,246,354	25.4%
iDoc	4,950,000	23.9%
AGP(5)	2,185,000	10.6%
Bridge Investor(4)(5)(7)	2,031,872	9.8%
Quantum Investor(3)(4)	1,500,000	7.3%
Other Stockholders(8)	27,000	0.1%

(1) Excludes 557,000 Private Warrants exercisable at the exercise price of $11.50.

(2) Marc Munro, through his ownership of Tidewater and Whacky beneficially owns 66.35% of the Sponsor and will beneficially own 344,500 shares of Common Stock held by Sponsor Affiliates, consisting of 292,500 shares of Common Stock and 520 shares of Series A Preferred Stock to be received upon conversion of notes held by such entities controlled by him.

(3) Lawrence Sands, through his ownership of SCS and SCS Capital Partners beneficially owns 500,000 founder shares and 33% of the Quantum Investor, and will beneficially own 591,800 shares of Common Stock held by Sponsor Affiliates, consisting of 500,000 founder shares and 918 shares of Series A Preferred Stock to be received upon conversion of notes held by such entities controlled by him.

(4) The Bridge Investor owns 4.91% of the Sponsor and 33% of the Quantum Investor.

(5) Includes 600,000 shares of Combined Company common stock issuable to the Bridge Investor upon conversion of certain of the Assumed Notes following the closing at a fixed conversion price of $2.00 per share. The conversion price of the Series A Shares and the Convertible Notes (other than the Equity Purchase Note) is subject to reset and adjustment under certain circumstances. See “Risk Factors — Risks Related to DHAC’s Business and the Business Combination — The DHAC Public Stockholders will experience dilution as a consequence of, among other transactions, the issuance of Common Stock as consideration in the Business Combination” for additional information related to the risk of dilution to our public stockholders.

(6) Excludes 11,500,000 Public Warrants.

(7) Excludes 173,913 warrants held by the Bridge Investor exercisable at the initial exercise price of $11.50.

(8) Excludes 26,086 warrants held by an Other Stockholder exercisable at the initial exercise price of $11.50.

The foregoing scenarios are for illustrative purposes only given the current trading price of DHAC’s common stock, the Company cannot reasonably clarify the rate at which it is expected that these investors will convert the Series A Shares or the Convertible Notes. Such rate will largely be determined by the trading price of DHAC’s common stock following the closing of the Business Combination — to the extent that such trading price is at or below $10.00 per share at the time of conversion following the closing of the Business Combination, the Preferred A shareholders and the Convertible Note holders will convert to common at price less than $10.00 and could convert at a price as low as $5.00 as described above. The $2.00 conversion price referenced above assumes the floor price.

The following presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted income (loss) per share excludes the effect of DHAC warrants to purchase 12,057,000 shares, Bridge Warrants to purchase 173,913 shares, Extension Note warrants of 26,086 and options to purchase 803,646 shares, the Convertible notes held by Quantum for 300,000, the Exchange Convertible Note and Additional Bridget Note to Bridge Investor for 270,375 and ELOC commitment fee Convertible Note 50,000 to be issued because the inclusion of any of these securities would be anti-dilutive.

Closing Date Shareholding
Weighted average shares calculation, basic and diluted
DHAC public shares	114,966
DHAC Sponsor affiliate	936,300
DHAC Sponsor and director shares	2,967,000
Bridge Investors	630,000
A.G.P. Underwriter	437,000
Other current stockholder	27,000
VSee company shares issued in Business Combination	5,246,354
iDoc company shares issued in Business Combination	4,950,000
Weighted average shares outstanding	15,308,620

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF mARCH 31, 2024

	(A) VSEE (Historical)	(A) IDOC (Historical)	(B) DHAC (Historical)	Transaction Accounting Adjustments (Actual Redemptions)		Pro Forma Combined (Actual Redemptions)
Assets
Current assets:
Cash and cash equivalents	$689,280	74,184	$724	1,400,355	A	$1,488,488
				(2,590,305)	C
				2,700,000	D
				(170,000)	G
				(365,750)	I
				(250,000)	M
Accounts receivable	627,395	2,964,616	—	—		3,592,011
Due from related party	—	1,047,771	—	(210,508)	L	837,263
Prepaids and other current assets	102,325	140,665	—	210,000	C	452,990
Total Current Assets	1,419,000	4,227,236	724	723,792		6,370,752
Customer list	—	—	—	5,302,497	F	5,302,497
Trade name	—	—	—	1,376,002	F	1,376,002
Right-of-use asset	—	1,316,153	—	—		1,316,153
Fixed assets	11,779	110,296	—	—		122,075
Note receivable	—	245,500	—	—		245,500
Goodwill	—	—	—	44,877,668	F	44,877,668
Deferred tax assets	—	563,094	—	—		563,094
Deposit	—	20,720	—	—		20,720
Cash and marketable securities held in Trust Account	—	—	1,386,490	(1,400,355)	A	—
				13,865	A
Total Assets	$1,430,779	$6,482,999	$1,387,214	50,893,469		$60,194,461
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,819,512	1,804,892	$3,642,780	(519,829)	C	$6,656,805
				(90,550)	G
Deferred revenue	—	20,000	—	—		20,000
Excise tax payable	—	—	72,396	—		72,396
Income tax payable	—	—	187,225	—		187,225
Right-of-use liability	—	698,480	—	—		698,480
Line of credit	—	456,097	—	—		456,097
Deferred revenue	1,371,527	—	—	—		1,371,527
Factoring payable	—	491,974	—	(250,000)	M	241,974
Note payable	550,000	1,581,183	926,500	(926,500)	G	1,026,183
				(1,105,000)	H
Due on share purchase	135,000	—	—	(135,000)	E	—
Bridge Note	600,000	600,000	—	(1,200,000)	K	—
Accrued interest on Exchange Note	—	—	78,061	—		78,061
Additional Bridge Note	—	—	156,564	—		156,566
Exchange Note	—	—	2,814,359	—		2,814,359
Extension note, net of discount	—	—	285,614	(285,614)	I	—

	(A) VSEE (Historical)	(A) IDOC (Historical)	(B) DHAC (Historical)	Transaction Accounting Adjustments (Assuming No Additional Redemptions)		Pro Forma Combined (Assuming No Redemptions)
Extension Note- Bifurcated Derivative	—	—	22,868	(22,868)	I	—
ELOC – Commitment Fee convertible note payable	—	—	189,764	500,000	J	689,764
Quantum Convertible Note, net of discount	—	—	—	3,000,000	D	3,000,000
Advances from related parties	338,506	500,000	592,800	(241,101)	G	979,940
				(210,508)	L
Total current liabilities	4,814,257	6,152,626	8,968,931	(1,486,970)		18,448,844
Deferred underwriting fee payable	—	—	4,370,000	(4,370,000)	C	—
Note payable	—	1,500,600	—	—		1,500,600
Right-of-use liability, less current portion	—	885,940	—	—		885,940
Total Liabilities	4,814,257	8,539,166	13,338,931	(5,856,970)		20,835,384
Common stock subject to possible redemption	—	—	1,281,957	(1,295,822)	B	—
				13,865	A
	—	—	1,281,957	(1,281,957)		—
Stockholders’ Equity
Serries A Preferred	37	—	—	(37)	E	—
Series A-1 Preferred	123	—	—	(123)	E	—
Common stock	1,000	4,978	350	(1,000)	E	1,470
				11	B
				(4,483)	F
				525	E
				60	K
				29	H
Additional paid-in capital	6,026,457	209,521	550,246	(13,865)	A	51,359,131
				1,295,811	B
				(13,941,934)	E
				1,268,000	G
				49,289,984	F
				4,370,000	C
				1,104,971	H
				1,199,940	K
Accumulated deficit	(9,117,796)	(2,270,666)	(13,784,270)	13,865	A	(12,001,524)
				(1,860,476)	C
				(300,000)	D
				2,270,666	F
				13,784,270	E
				(57,268)	I
				(500,000)	J
Non-controlling interest	(293,299)	—	—	293,299	E	—
Total Stockholders’ Equity	(3,383,478)	(2,056,167)	(13,233,674)	58,032,396		39,359,077
Total Liabilities and Stockholders’ Equity	$1,430,779	$6,482,999	$1,387,214	50,893,469		$60,194,461

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024

	VSEE (Historical)	IDOC (Historical)	DHAC (Historical)	Transaction Accounting Adjustments (Actual Redemptions)		Pro Forma Combined (Actual Redemptions)
VSee revenue	$1,495,995	$—	$—	$—		$1,495,995
Patient fees	—	1,121,355	—	—		1,121,355
Telehealth fee	—	512,710	—	—		512,710
Institution fees	—	5,700	—	—		5,700
Total revenue	1,495,995	1,639,765	—	—		3,135,760
Cost of revenue	386,253	400,563	—	—		786,816
Gross profit / (loss)	1,109,742	1,239,202	—	—		2,348,944
Costs and expenses:
Compensation and related benefits	893,577	402,333	—	—		1,295,910
General and administrative	151,348	288,684	674,262	—		1,114,294
Profossional fees	—	110,182	—	—		110,182
Amortization of client list	—	—	—	132,562	C	132,562
Operating expenses	26,338	92,000	—	—		118,338
Total costs and expenses	1,071,263	893,199	674,262	132,562		2,771,286
Operating loss	38,479	346,003	(674,262)	(132,562)		(422,342)
Interest expense	(9,310)	(78,714)	(113,989)	(717,268)	D	(919,281)
Default interest	—	—	(20,296)	—		(20,296)
Initial fair value of Additional Bridge Note	—	—	3,851	—		3,851
Change in fair value of Additional Bridge Note	—	—	(2,133)	—		(2,133)
Change in fair value of Exchange Note	—	—	(192,801)	—		(192,801)
Change in fair value of ELOC	—	—	13,956	—		13,956
Change in fair value of Extension Note embedded derivative	—	—	4	—		4
Other income (expense)	—	(18,200)	—	—		(18,200)
Interest earned on investments held in Trust Account	—	—	17,853	(17,853)	A	—
Income (loss) before taxes	29,169	249,089	(967,817)	(867,683)		(1,557,242)
Provision for taxes	—	(55,603)	—	55,603	F	—
Net loss	$29,169	$193,486	$(967,817)	$(812,080)		$(1,557,242)
Weighted average shares outstanding, basic and diluted	9,998,446	4,978	4,096,353	10,264,555		14,360,908
Basic and diluted net loss per share	$(0.00)	$38.87	$(0.27)			$(0.10)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

	VSEE (Historical)	IDOC (Historical)	DHAC (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Additional Redemptions)
VSee revenue	$5,840,889	$—	$—	$—		$5,840,889
Patient fees	—	3,475,666	—	—		3,475,666
Telehealth fee	—	2,434,210	—	—		2,434,210
Institution fees	—	716,314	—	—		716,314
Total revenue	5,840,889	6,626,190	—	—		12,467,079
Cost of revenue	1,933,195	2,451,633	—	—		4,384,828
Gross profit / (loss)	3,907,694	4,174,557	—	—		8,082,251
Costs and expenses:
Compensation and related benefits	4,417,028	2,044,822	—	804,774	E	7,266,624
General and administrative	962,616	6,052,031	2,593,765	—		9,608,412
Profossional fees	—	87,886	—	—		87,886
Amortization of client list	—	—	—	530,250	C	530,250
Operating expenses	86,799	358,471	—	1,860,476	B	907,737
Total costs and expenses	5,466,443	8,543,210	2,593,765	3,195,500		19,798,918
Operating loss	(1,558,749)	(4,368,653)	(2,593,765)	(3,195,500)		(11,716,667)
Interest expense	(191,323)	(317,048)	(598,355)	(717,268)	D	(1,823,994)
Default interest	—	—	(1,579,927)	—		(1,579,927)
Gain on forgiveness of debt	107,862	107,862	—	—		215,724
Initial fair value of Additional Bridge Note	—	—	11,111	—		11,111
Initial fair value of ELOC	—	—	(204,039)	—		(204,039)
Change in fair value of Additional Bridge Note	—	—	(2,726)	—		(2,726)
Change in fair value of Exchange Note	—	—	(97,814)	—		(97,814)
Change in fair value of ELOC	—	—	319	—		319
Change in fair value of Bridge Note embedded derivative	90,200	90,200	120,267	—		300,667
Change in fair value of Extension Note embedded derivative	—	—	1,630	—		1,630
Change in fair value of PIPE Forward Contract derivative	—	—	170,666	—		170,666
Other income (expense)	(20,114)	(338,813)	—	—		(358,927)
Impairment charges	—	(104,076)	—			(104,076)
Interest earned on investments held in Trust Account	—	—	358,767	(358,767)	A	—
Loss before taxes	(1,572,124)	(4,930,528)	(4,413,866)	(4,271,535)		(15,188,053)
Provision for taxes	(1,838,490)	1,070,410	—	768,080	F	—
Net loss	$(3,410,614)	$(3,860,118)	$(4,413,866)	$(3,503,455)		$(15,188,053)
Weighted average shares outstanding, basic and diluted	9,998,446	4,978	4,096,353	10,264,555		14,360,908
Basic and diluted net loss per share	$(0.34)	$(775.44)	$(1.08)			$(0.99)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1.   Basis of Presentation

The Business Combination between VSee and DHAC will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, DHAC will be treated as the “accounting acquiree” and VSee as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of VSee and iDoc issuing shares for the net assets of DHAC, followed by a recapitalization. The net assets of DHAC will be stated at historical cost. Operations prior to the Business Combination will be those of VSee.

The acquisition of iDoc will be treated as a business combination for which VSee is the accounting acquirer under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) because iDoc meets the definition of a business and VSee indirectly obtain control of iDoc through its acquisition of DHAC under ASC 810. As a result, the acquisition of iDoc will be accounted for using the acquisition method whereby VSee will record the fair value of assets and liabilities acquired from iDoc. The excess of consideration transferred over the fair values of assets acquired and liabilities assumed will be recorded as goodwill.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 gives effect to the Business Combination and related transactions as if they occurred on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the three months period ended March 31, 2024 and for the years ended December 31, 2023 give pro forma effect to the Business Combination as if it had been completed on January 1, 2023. These periods are presented on the basis that VSee is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on certain currently available information and certain assumptions and methodologies that DHAC management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. DHAC management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of DHAC and VSee and iDoc.

Note 2.   Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management will perform a comprehensive review of the three entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align DHAC’s financial statement presentation with that of VSee and iDoc.

Note 3.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). DHAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. DHAC and VSee and iDoc have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of VSee and iDoc’s ordinary shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2023.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2024 are as follows:

A.	Reflects the reclassification of $1.40 million held in the Trust Account to cash and cash equivalents that becomes available at closing of the Business Combination and the incremental interest earned in trust through June 24, 2024.

B.	Reflect the reclassification of the common stock subject to redemption for cash amounting to $1.30 million is transferred to permanent equity.

C.	Represents the payment of $2.59 million estimated transaction costs, including banking, printing, legal and accounting services. $1.86 million was expensed as part of the Business Combination that are deemed to be direct and incremental cost of the Business Combination and recorded in accumulated deficit, $0.52 million was net impact of transactions cost included in accounts payable and agreed vendor deferral of fees. Additionally, approximately $4.37 million of deferred underwriting fees payable by DHAC have been satisfied via the issuance of preferred stock to the underwriter, representing 4,370 Preferred Shares to with par value of $0.0001. The par value is minimal as such $4.37 million was applied to additional paid in capital.

D.	Reflects the proceeds from the convertible note purchase agreement (the “Quantum Purchase Agreement”), pursuant to which an institutional and accredited investor (the “Quantum Investor”) subscribed for and will purchase, and DHAC has issue to the Quantum Investor, at the Closing, a 7% ($0.21million) original issue discount convertible promissory note (the “Quantum Note”) in the aggregate principal amount of $3,000,000 for cash proceeds of $2,700,000 at closing. The originally issued discount of $0.30 million is included net of the Convertible Note payable balance and the debt discount will be expensed at issuance. The Quantum Note will bear interest at rate of 12% per annum and are convertible into shares of Common Stock of DHAC at (1) a fixed conversion price of $10 per share; or (2) 85% of the lowest daily VWAP (as defined in the Quantum Note) during the seven (7) consecutive trading days immediately preceding the date of conversion or other date of determination. The conversion price of the Quantum Note is subject to reset if the average of the daily VWAPs for the three (3) trading days prior to the 30th-day anniversary of the Quantum Note issuance date (the “Average Price”) is less than $10, to a price equal to the Average Price but in no event less than $2.00. In addition, the Company at its option can redeem early a portion or all amounts outstanding under the Quantum Note if the Company provides the Quantum Note holder a notice at least ten (10) trading days prior to such redemption and on the notice day the VWAP of the Company’s Common Stock is less than $10. If an event of default occurs, the Quantum Note would bear interest at a rate of 18.00% per annum. The Convertible Promissory Note is required to be accounted for as a liability under ASC 480. As required under ASC 480, the liability will be re-measured at fair value at each reporting period with the changes in the fair value of the liability recognized in earnings.

E.	Represents recapitalization of VSee outstanding equity as a result of the reverse recapitalization. Upon closing all of the outstanding shares held by VSee Equity Holders will be exchanged for 5,246,354 Common Stock of VSee Health Inc. (which includes 338,387 Common Shares allocated to the TAD shareholders in connection with the TAD Exchange representing approximately $3.38 million estimated fair value at $10 per share) and 803,646 fully vested stock options will be granted to VSee employees to purchase common stock of VSee Health Inc., at $10 per share and as exchange for the reverse recapitalization of VSee and the removal of the non-controlling interest in TAD. The entry also reflects and the elimination of historical accumulated deficit of DHAC. The shares and options granted to VSee shareholders were determined based on the estimated value attributed to VSee of $60.50 million as determined by the Board in its negotiations with VSee management. The options are fully vested at the closing of the business combination and in accordance with ASC 805 are deemed to be part of the consideration granted in the business combination exchange as such no compensation expense is recognized. There are a total of 174,302 options issued to employees whom will vest between 40% and 60% over a one year service period subsequent to the business combination which will be valued at the effective grant date to be recognized as compensation over the vesting period post business combination. As such, no adjustment was included on the balance sheet as no expense would be incurred for these options. Refer to Note E below on adjustment to the statement of operations for further discussion.

F.	Reflects the allocation of the purchase price for the acquisition of iDoc. Upon closing all of the outstanding shares of iDoc will be exchanged for 4,950,000 Common Stock of VSee Health Inc. The number of shares was based on the estimated value attributed to iDoc of $49.50 million. iDoc provider of tele-intensive acute care, and tele-neurocritical care in high value hospital environments. iDoc leverages its extensive telehealth platform, and neuro and general critical expertise to treat and monitor acutely ill patients with diseases of the brain, spinal cord, heart, and lungs that often have complicated medical problems. The iDoc is a virtual health services management company that is responding to the need for rapid, effective treatment of emergency patients and the shortage of critical care experts. The Telehealth market today is one characterized by rapid transformation, with major customers and hospital systems looking to build or add capabilities and major legacy competitors looking to shore up historical limitations. The rapid transformation of the telehealth market indicates strong future growth of the market, and its current offerings provide an attractive value proposition to health systems, medical groups, and individual medical practitioners, driving higher market share. The goodwill of $44.88 million is from the plan to continue to harness its scale to further grow the value proposition of the platform for all stakeholders.

Below is the summary and allocation against the preliminary estimated of the purchase price to the assets acquired and liabilities assumed (in millions) as follows:

Customer list	$5.30
Trade name	1.38
Net liabilities	(2.06)
Total identified assets and liabilities	4.62
Purchase consideration	(49.50)
Goodwill	$44.88

Customer list — To determine the estimated value of the customer list for iDoc the Multiple Period Excess Earnings Method “MPEEM” discounted cash flow approach was used to measure the fair value of an intangible asset. Under the MPEEM, the free cash flows for a group of assets is determined, and then adjusted for a contributory charge for the use of other identifiable tangible and intangible assets. The present value of the resulting excess cash flows is adjusted for any tax benefits and the resulting amount represents the fair value of the intangible asset. Since the intellectual property is the core asset of iDoc, the primary intellectual property consisting of iDoc’s designs, trademarks and processes, were evaluated using the MPEEM. Based on industry information and perceived risk of each individual contributory asset, it was determined that a reasonable return for fixed assets was 12.0% and the reasonable rate of return for working capital was 6.5% based on iDoc’s current line of credit. Management has assigned estimated lives of 10 years for the iDoc customer list.

Trade name — The Relief from Royalty method considers what a purchaser could afford, or would be willing to pay, for a license of similar intellectual property rights. The royalty stream is then capitalized reflecting the risk and return relationship of investing in the asset. The Relief from Royalty technique has been used for many years in the valuation of intangible assets and intellectual property. It is based on the assumption that the owner of intangible property is “relieved” from paying a royalty to obtain its use. This method requires that the intellectual property have been developed to the point where it can be expected that products encompassing the technologies could be produced within a reasonable period of time. Second, there was sufficient data to develop reasonable estimates of the royalty base (i.e., projected revenues). Third, there was adequate data to support the determination of a reasonable royalty rate. Finally, the Relief from Royalty Approach accounts for market conditions, the economic life of the Intellectual Property and the risk associated with receiving future economic benefits. A Royalty rate of 1% was used to determine the estimated value of the trade name. The trade name is a non-depreciable asset that will be analyzed for impairment annually or when indicator are present that would indicate impairment.

G.	Reflect the issuance of shares of certain indebtedness owed by DHAC will be converted into Series A Preferred Stock at the Closing of the Business Combination, resulting in the issuance of 126,800 common share equivalents for the settlement of $0.93 million in promissory notes held at March 31, 2024 by DHAC, $0.25 million in related party advances held as March 31, 2024, $0.01 million of accrued administrative fees and accrued expenses held at March 31, 2024. As a result 1,268 Preferred Shares to be issued with par value of $0.0001. The par value is minimal as such $1.27 was applied to additional paid in capital.

H.	Reflect the issuance of shares of certain indebtedness owed by VSee and iDoc will be converted into Series A Preferred Stock at the Closing of the Business Combination, resulting in the issuance of 300 Preferred Shares for the settlement of $0.30 million in Promissory notes held at March 31, 2024 by iDoc, and 220 Preferred Shares for settlement of $0.22 million in notes payable by VSee held as March 31, 2024. The par value is minimal for the Preferred Shares as such $0.52 was applied to additional paid in capital. In additional $0.59 million of Notes payable held at March 31, 2024 by iDoc were settled via the issuance of 292,500 shares of common stock.

I.	Reflect the pay off of the investor note payable held by DHAC in cash at the closing for $0.37 million, resulting in an additional $0.57 million in related amortization and interest that would become due as part of the mandatory early repayment.

J.	Reflect the convertible note issued as a commitment fee in connection with the Equity Purchase Agreement with an institutional and accredited investor pursuant to which DHAC may sell and issue to the investor, and the investor is obligated to purchase from DHAC, up to $50,000,000 of its newly issued shares of the Company’s Common Stock, from time to time over a 36-month period (the “Equity Purchase Commitment Period”) beginning from the sixth (6th) trading day following the closing of the Business Combination transaction (the “Equity Purchase Effective Day”), provided that certain conditions are met. The Company also agreed to file a resale registration statement to register shares of Common Stock to be purchased under the Equity Purchase Agreement with the SEC within 45 days following the Equity Purchase Effective Day, and shall use commercially reasonable efforts to have such registration statement declared effective by the SEC within 30 days of such filing. During the Equity Purchase Commitment Period, DHAC may suspend the use of the resale registration statement to (i) delay the disclosure of material nonpublic information concerning the Company in good faith or (ii) amend the registration statement concerning material information, by providing written notice to the investor. Such suspension cannot be longer than 90 consecutive days (or 120 days in any calendar year). The investor has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock. On the Equity Purchase Effective Day, the Company will issue to the investor, as a commitment fee for this equity purchase transaction, a senior unsecured convertible note in a principal amount of $500,000 that is convertible into shares of the Company’s Common Stock at a fix conversion price of $10 per share (the “Equity Purchase Note”).

K.	Reflect the issuance of shares of certain indebtedness owed by iDoc and Vsee of $0.60 million each for a total of $1.2 million, settled with the issuance of 300,000 common stock for a total of 600,000 shares.

L.	Reflects the elimination of due to due from between iDoc and Vsee of $0.21 million.

M.	Reflects the payment of $250,000 at closing for the factoring arrangement held by iDoc.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined and consolidated statements of operations for the three months period ended March 31, 2024 and for the years ended December 31, 2023 is as follows:

A.	Reflects elimination of investment income on the Trust Account.

B.	Reflects the estimated transaction costs of approximate $1.86 million as if incurred on January 1, 2023, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item. See Note C of the unaudited proforma balance sheet adjustment.

C.	To reflect incremental amortization expense as a result of the fair value adjustment to intangible assets. Amortization expense related to customer list valued at $5.30 million over 10 years. Amortization expense of $0.53 million for year ended December 31, 2023. Amortization expense related to the customer list as general and administrative expense. The trade name is a non-depreciable asset that will be analyzed for impairment annually or when indicator are present that would indicate impairment. See Note F of the unaudited proforma balance sheet adjustment.

D.	To reflect an adjustment to record interest expense of $0.63 million for the following financing arrangements: To adjust for interest expense of 12.00% reflecting interest since January 1, 2023 of $0.36 million and the 7% original issue discount of $0.30 million on under the Quantum Note. See Note D of the unaudited proforma balance sheet adjustment. In addition, the adjustment reflects interest expense of $0.06 million in related amortization and interest that would become due as part of the mandatory early repayment. See Note I of the unaudited proforma balance sheet adjustment.

E.	To reflect the stock based compensation for the 174,302 options granted to the employees which vest over a one-year period. The value of the options was $0.80 million using Black Scholes valuation model. Resulting in $0.80 million for the year ended December 31, 2023. The inputs were as follows:

Risk-free interest rate	5.10%
Expected terms (years)	1.0
Expected volatility	95.0%
Exercise price	$12.11
Stock price	$12.11

F.	Although the blended statutory rate for the entity post business combination would be 21%, the combined pro forma information under both scenarios results in a net loss for tax purposes. As such, a full valuation allowance has been applied resulting in no anticipated tax provision.

Note 4.   Net Income (Loss) per Share

Net income (loss) per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2023. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination and related have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared to present two alternative scenarios with respect to redemption of Common Stock by DHAC Public Stockholders at the time of the Business Combination for the years ended December 31, 2023 (in thousands, except shares and per share numbers):

	Three months Ended March 31, 2024(1)	Year Ended December 31, 2023(1)
Pro forma net loss	$(1,557)	$(15,188)
Weighted average shares outstanding – basic and diluted	15,308,620	15,308,620
Net loss per share – basic and diluted	$(0.10)	$(0.99)
Excluded securities:(2)
Public Warrants	11,500,000	11,500,000
Private Warrants	557,000	557,000
Bridge Warrants	173,913	173,913
Extension Warrants	26,086	26,086
Quantum Convertible Note	300,000	300,000
Bridge Convertible Notes.	320,375	320,375
Tidewater assumed by DHAC Note	292,500	292,500
Bridge assumed by DHAC Notes	600,000	600,000
Stock options to be issued at effective time under stock option plan to be adopted at effective time	803,646	803,646

(1)	Pro forma income (loss) per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”

(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive, issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.